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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                TENDER OF ALL OUTSTANDING SHARES OF COMMON STOCK
                 (AND ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                             AMP INCORPORATED INC.
                                       TO
                          PMA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               ALLIEDSIGNAL INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, without par value (the 'Shares'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or facsimile transmission, or mailed to the Depositary. See
Section 3 of the Offer to Purchase, dated August 10, 1998 (the 'Offer to Purchase').

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK
                            ------------------------

               By Mail:                             By Facsimile:                     By Hand/Overnight Courier:
     Tender & Exchange Department          (For Eligible Institutions Only)          Tender & Exchange Department
            P.O. Box 11248                          (212) 815-6213                        101 Barclay Street
        Church Street Station                   Confirm by telephone:                 Receive and Deliver Window
      New York, N.Y. 10286-1248                     1-800-507-9357                       New York, N.Y. 10286

                            ------------------------
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS BY FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.


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


Ladies and Gentlemen:

     The undersigned hereby tenders to PMA Acquisition Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, if applicable (which together constitute the 'Offer'), receipt of which is hereby acknowledged, Shares and, if applicable, Rights of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and, if applicable, Rights:....................................

 ...............................................................................

Certificate No(s) (if available):

 ...............................................................................

 ...............................................................................

If Shares and, if applicable, Rights will be
tendered by book-entry transfer:................................................

Name of Tendering Institutions

 ...............................................................................

Account No.:................................................................ at

[ ] The Depository Trust Company


                                   SIGN HERE

Name(s) of Record Holders:

 ...............................................................................

 ...............................................................................
                                 (PLEASE PRINT)

Address:........................................................................

 ...............................................................................
                                   (ZIP CODE)

Area Code and Telephone No.:

 ...............................................................................

Signature(s):...................................................................

 ...............................................................................

                                       2
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an 'eligible guarantor institution,' as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares and, if applicable, Rights tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares and, if applicable, Rights, (a) in the case of Shares, three New York Stock Exchange trading days after the date hereof, or (b) in the case of Rights, a period ending on the later of (1) three trading days after the date of execution hereof or (2) three business days after the date certificates for Rights are distributed to shareholders, all as provided in Section 2 of the Offer to Purchase all within three (3) New York Stock Exchange trading days of the date hereof.

Name of Firm:.........................................  Title:................................................

 ......................................................  Name:.................................................
                (AUTHORIZED SIGNATURE)                                  (PLEASE PRINT OR TYPE)

Address...............................................  Area Code and Telephone No.:..........................

     DO NOT SEND CERTIFICATES FOR SHARES AND, IF APPLICABLE, RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY.

     CERTIFICATES FOR SHARES AND, IF APPLICABLE, RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated:  ......................... 1998



                                       3


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